Exhibit 32

                     CERTIFICATIONS UNDER 18 U.S.C. ss. 1350

The undersigned certify, pursuant to 18U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that the preceding Annual Report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained therein fairly presents, in all material respects, the financial condition and results of operations of Pacific Financial Corporation.



/s/ Dennis A. Long                                    /s/ John Van Dijk
------------------------                              --------------------------
Dennis A. Long                                        John Van Dijk
President and                                         Secretary/Treasurer
Chief Executive Officer                               Chief Financial Officer
March 19, 2004                                        March 19, 2004